UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2026
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, the Board of Directors (the “Board”) of Marathon Petroleum Corporation (the “Company”) increased the size of the Board to eleven members and elected David E. Constable as a director of the Company, with such increase in the size of the Board and election effective as of March 1, 2027. Mr. Constable was appointed to serve on the Board’s Compensation and Organization Development Committee and Sustainability and Public Policy Committee, also effective March 1, 2027.

As a non-employee director, Mr. Constable will receive the same compensation as the Company’s other non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 16, 2026.

Item 8.01	Other Events.
On October 29, 2026, the Company issued a press release announcing the changes reported above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Marathon Petroleum Corporation on October 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: October 29, 2026	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary